                                                                     EXHIBIT 4.2

                           (FORM OF FACE OF SECURITY)

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a security registered, and no Transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

     Unless this certificate is presented by an authorized representative of the depository trust company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. Or in such other name as is requested by an authorized representative of DTC (and any payment made to Cede & Co. Or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., Has an interest herein.

                           SPRINT CAPITAL CORPORATION
                               6.0% Notes due 2007

                                                            CUSIP No. __________
                                                              ISIN US __________
                                                          Common Code __________

No. ___                                                          $______________


     Sprint Capital Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ Million Dollars on January 15, 2007 and to pay interest thereon from November 2, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2002, at the rate of 6.0% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 7.0% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 31 or June 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, neither this Security nor the Guarantee endorsed hereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                           SPRINT CAPITAL CORPORATION

                           By:
                              -----------------------------------------
                              Dennis C. Piper
                              Vice President and Treasurer

Attest:


-----------------------
Michael T. Hyde
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                Dated: _________ __, 200_

                                BANK ONE, N.A.,
                                  As Trustee

                                By:
                                    ------------------------------------
                                           Authorized Signature

                          (FORM OF REVERSE OF SECURITY)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1998 (the "Original Indenture"), among the Company, Sprint Corporation, a Kansas corporation (herein called the "Guarantor"), as Guarantor, and Bank One, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of January 15, 1999 (the "First Supplemental Indenture"), and as further supplemented by a Second Supplemental Indenture, dated as of October 15, 2001 (the "Second Supplemental Indenture" and, together with the First Supplemental Indenture and the Original Indenture, the "Indenture", which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $1,750,000,000.

     The Securities of this series are subject to redemption upon not less than 30 days' notice, but not more than 60 days' notice, by mail, as a whole or in part, at the election of the Company, at any time or from time to time, at the following Redemption Price:

     The greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate and 20 basis points. In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Banc of America Securities LLC, Lehman Brothers Inc., and three other primary U.S. Government securities dealers (each a "Primary Treasury Dealer") selected by the Company and their respective successors. If any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Security of this series to he redeemed, the remaining scheduled payments of principal of and interest on such Security that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment on such Security will be reduced by the amount of interest accrued on such Security to such redemption date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture provides that each Holder of a Security is entitled to the benefits of a Guarantee by the Guarantor of the timely payment of the principal of, premium, if any, and interest on the Security. The Guarantee endorsed hereon is an integral part of this Security. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of November 2, 2001, among the Company, the Guarantor and the Initial Purchasers named therein (the "Registration Rights Agreement"). If (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), as the case may be, is filed with the Securities and Exchange Commission on or prior to the date which is 90 days following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 210 days after the original issuance of the Securities, (iii) if the Exchange Offer Registration Statement is declared effective, the Registered Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to 270 days after the date of the original issuance of Securities or (iv) the applicable Registration Statement (as such term is defined in the Registration Rights Agreement) is filed and declared effective but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being again effective within 30 days or being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv) , a "Registration Default"), the Company shall be obligated to pay additional interest ("Additional Interest") to each Holder of Securities, during the period of one or more such Registration Defaults, at a rate of 0.25% per annum on the applicable principal amount of Securities held by such Holder until all Registration Defaults have been cured. Such obligation to pay Additional Interest shall survive until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective or the Registered Exchange Offer is consummated with respect to all properly tendered Securities, (iii) the Shelf Registration Statement is declared effective or (iv) the applicable Registration Statement again becomes effective (or is superseded by another effective Registration Statement), as the case may be. At any time that all Registration Defaults have been cured, the accrual of Additional Interest will cease.

     The Company shall notify the Trustee and the paying agent under the Indenture immediately upon the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the Securities by depositing with the paying agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next applicable interest payment date specified by the Indenture and the Securities, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each applicable interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor or the Trustee nor any such agent shall be affected by notice to the contrary.

     So long as the Securities are represented by Global Securities and such Global Securities are held on behalf of a clearing system, notices to Holders of the Securities may be given by delivery of the relevant notice to that clearing system for communication by it to beneficial Holders of the Securities.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by the laws of the State of New York.

                         GUARANTEE OF SPRINT CORPORATION

     FOR VALUE RECEIVED, Sprint Corporation, a corporation duly organized and existing under the laws of the State of Kansas (the "Guarantor"), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest (including interest on any overdue principal and on an overdue installment of interest) on said Security, when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of, or premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or the Indenture, the absence of any action to enforce the same, any waiver, modification, consent or indulgence by the Holder of said Security or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, notice of non-payment, demand of payment, any right to require a proceeding first against the Company, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, protest or notice with respect to the Security upon which this Guarantee is endorsed or indebtedness evidenced thereby and all notices and demands to the Company or the Guarantor whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and this Guarantee. In the event of a default in the payment of principal of, premium, if any, or interest on said Security, the Holder of said Security may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

     The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Securities then Outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with the Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium, if any or interest by the Company on said Security to the Holder of the

Security it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U. S. C. Section 547 (or any successor statute) and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

     This Guarantee ranks equally with all other unsecured and unsubordinated obligations of the Guarantor. This Guarantee will remain in full force and effect until the principal of, premium, if any, and interest on the Security have been fully paid. As provided in the Indenture, the Guarantor may under certain circumstances assume all rights and obligations of the Company under the Indenture with respect to the Security.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to the Security upon which it is endorsed until the certificate of authentication on said Security shall have been signed by the manual signature of the Trustee.

     This Guarantee shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal.

                                     SPRINT CORPORATION


                                     By:
                                        -------------------------------------


Attest:


-------------------------------------